FORM OF AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

THIS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT, as amended and restated on [                  ], as may be amended from time to time, is between The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. (each a “Company” and collectively, the “Companies”) on behalf of each series of the Companies (each a “Fund” and collectively, the “Funds”) and Hartford Funds Management Company, LLC (the “Adviser”).

WHEREAS, the Board of Directors of each Company (collectively, the “Board”) has appointed the Adviser as the investment adviser of each of the Funds pursuant to an Investment Management Agreement between each Company, on behalf of the Funds, and the Adviser; and

WHEREAS, each Company and the Adviser desire to enter into the arrangements described herein relating to certain expenses of the Funds;

NOW, THEREFORE, each Company and the Adviser hereby agree as follows:

1.                                      For the period commencing March 1, 2018, through February 28, 2019, the Adviser hereby agrees to reimburse Fund expenses to the extent necessary to maintain the total net annual operating expenses, exclusive of “Excluded Expenses,” as that term is defined under Section 4 below, specified for the class of shares of each Fund listed on Schedule A.  As approved by the Board at its May 2018 meeting, the period referenced above for Hartford International Equity Fund, The Hartford Municipal Opportunities Fund, and Hartford Schroders Emerging Markets Multi-Sector Bond Fund shall be March 1, 2018, through May 31, 2019.

2.                                      Effective March 1, 2018, the Adviser hereby agrees to reimburse Fund expenses to the extent necessary to maintain the total net annual operating expenses, exclusive of taxes, interest expenses, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses, specified for the class of shares of each Fund listed on Schedule B.  The expense limitation arrangements under this Section 2 shall remain in place for a period of not less than one-year ending on February 28, 2019, and shall continue in effect after that date for subsequent one-year periods ending on March 1 of each year unless and until such time as the Board and the Adviser mutually agree in writing to terminate or modify the terms of this Section 2.

3.                                      To the extent that a class of shares of a Fund is subject both Section 1 and Section 2 of this Agreement, the expense limitation arrangement under Section 1 (Schedule A) or Section 2 (Schedule B) that would result in a lower amount of total net annual operating expenses shall apply in accordance with the terms set forth in Section 1 or Section 2, as applicable.

4.                                      For all Funds other than The Hartford Conservative Allocation Fund, the term “Excluded Expenses” for purposes of Section 1 of this Agreement shall mean: taxes; interest expenses; brokerage commissions; acquired fund fees and expenses; extraordinary expenses; and, solely for Hartford Long/Short Global Equity Fund and The Hartford Global All-Asset Fund, dividend and interest related expenses on short sales.  For The Hartford Conservative Allocation Fund, the term “Excluded Expenses” for purposes of Section 1 of this Agreement shall mean: taxes; interest expenses; brokerage commissions; and extraordinary expenses.

5.                                      Any reimbursements to a Fund by the Adviser, as required under the terms of this Agreement, are not subject to recoupment by the Adviser.

6.                                      This Agreement does not reflect any expense limitation arrangement that may have been contemplated for Class R6 shares for any Fund listed on Schedule A that currently does not offer Class R6 shares, but which may offer Class R6 shares in the future.  This Agreement reflects the expense limitation arrangements for Class T shares for all Funds listed on Schedule A for which the Board has approved Class T shares, even though Class T shares currently are not offered for sale by any Fund.

7.                                      The Adviser understands and intends that the Funds will rely on this Agreement: (a) in preparing and filing amendments to the registration statements for the Companies on Form N-1A with the Securities and Exchange Commission; (b) in accruing each Fund’s expenses for purposes of calculating its net asset value per share; (c) reflecting a Fund’s net operating expenses in the Fund’s financial statements and other documents.

8.                                      This Agreement supersedes any similar previous agreement between the parties and may be amended or modified by mutual written consent of the Adviser and the Board.

9.                                      This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE HARTFORD MUTUAL FUNDS, INC.

Name:
Thomas R. Phillips
Title:	Secretary and Vice President

THE HARTFORD MUTUAL FUNDS II, INC.

Name:
Thomas R. Phillips
Title:	Secretary and Vice President

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

Name:
Gregory A. Frost
Title:	Chief Financial Officer

Document Revision History:

Last Amended on:                                           May 2, 2018

Amended on:                                                                      May 2, 2018

Initially Approved on:                        February 7, 2018

SCHEDULE A

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford Conservative Allocation Fund	Class A: 1.19% Class T: 1.19% Class C: 1.94% Class I: 0.94% Class F: 0.84% Class R3: 1.44% Class R4: 1.14% Class R5: 0.84%
Hartford Emerging Markets Equity Fund	Class A: 1.45% Class T: 1.45% Class C: 2.20% Class I: 1.20% Class Y: 1.10% Class F: 0.98% Class R3: 1.70% Class R4: 1.45% Class R5: 1.15% Class R6 0.98%
The Hartford Emerging Markets Local Debt Fund	Class A: 1.25% Class T: 1.25% Class C: 2.00% Class I: 1.00% Class Y: 0.90% Class F: 0.90% Class R3: 1.55% Class R4: 1.25% Class R5: 0.95%
Hartford Environmental Opportunities Fund	Class A: 1.19% Class T: 1.19% Class C: 1.94% Class I: 0.89% Class Y: 0.75% Class F: 0.69% Class R3: 1.41% Class R4: 1.11% Class R5: 0.81% Class R6: 0.69%
The Hartford Floating Rate High Income Fund	Class A: 1.05% Class T: 1.05% Class C: 1.80%

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Class I: 0.80% Class Y: 0.75% Class F: 0.75% Class R3: 1.35% Class R4: 1.05% Class R5: 0.75%
The Hartford Global All-Asset Fund	Class A: 1.19% Class T: 1.19% Class C: 1.94% Class I: 0.89% Class Y: 0.75% Class F: 0.69% Class R3: 1.41% Class R4: 1.11% Class R5: 0.81% Class R6: 0.69%
Hartford Global Capital Appreciation Fund	Class A: 1.25% Class T: 1.25% Class C: 2.00% Class I: 1.00% Class Y: 0.90% Class F: 0.90% Class R3: 1.35% Class R4: 1.05% Class R5: 0.95%
Hartford Global Equity Income Fund	Class A: 1.25% Class T: 1.25% Class C: 2.00% Class I: 1.00% Class Y: 0.80% Class F: 0.80% Class R3: 1.45% Class R4: 1.15% Class R5: 0.85%
Hartford Global Impact Fund	Class A: 1.19% Class T: 1.19% Class C: 1.94% Class I: 0.89% Class Y: 0.75% Class F: 0.69% Class R3: 1.41% Class R4: 1.11% Class R5: 0.81%

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Class R6 0.69%
The Hartford Global Real Asset Fund	Class A: 1.25% Class T: 1.25% Class C: 2.00% Class I: 1.00% Class Y: 0.90% Class F: 0.90% Class R3: 1.50% Class R4: 1.20% Class R5: 0.95%
The Hartford High Yield Fund	Class A: 1.05% Class T: 1.05% Class C: 1.80% Class I: 0.80% Class Y: 0.70% Class F: 0.70% Class R3: 1.35% Class R4: 1.05% Class R5: 0.75%
The Hartford Inflation Plus Fund	Class A: 0.85% Class T: 0.85% Class C: 1.60% Class I: 0.60% Class Y: 0.55% Class F: 0.55% Class R3: 1.20% Class R4: 0.90% Class R5: 0.60%
Hartford International Equity Fund	Class A: 1.04% Class T: 1.04% Class C: 1.79% Class I: 0.74% Class Y: 0.65% Class F: 0.54% Class R3: 1.26% Class R4: 0.96% Class R5: 0.66% Class R6: 0.54%
The Hartford International Growth Fund	Class A: 1.30% Class T: 1.30% Class C: 2.05% Class I: 1.00%

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Class Y: 0.95% Class F: 0.90% Class R3: 1.60% Class R4: 1.30% Class R5: 1.00% Class R6: 0.90%
The Hartford International Small Company Fund	Class A: 1.60% Class T: 1.60% Class C: 2.35% Class I: 1.35% Class Y: 1.00% Class F: 1.00% Class R3: 1.65% Class R4: 1.35% Class R5: 1.05%
Hartford Long/Short Global Equity Fund	Class A: 1.90% Class T: 1.90% Class C: 2.65% Class I: 1.65% Class Y: 1.50% Class F: 1.50%
Hartford Multi-Asset Income Fund	Class A: 1.05% Class T: 1.05% Class C: 1.80% Class I: 0.75% Class Y: 0.65% Class F: 0.59% Class R3: 1.31% Class R4: 1.01% Class R5: 0.71%
Hartford Municipal Income Fund	Class A: 0.69% Class T: 0.69% Class C: 1.44% Class I: 0.44% Class F: 0.39%
The Hartford Municipal Opportunities Fund	Class A: 0.69% Class T: 0.69% Class C: 1.44% Class I: 0.44% Class F: 0.39% Class Y: 0.44%

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford Municipal Real Return Fund	Class A: 0.69% Class T: 0.69% Class C: 1.44% Class I: 0.44% Class Y: 0.44% Class F: 0.39%
Hartford Municipal Short Duration Fund	Class A: 0.69% Class T: 0.69% Class C: 1.44% Class I: 0.44% Class F: 0.39%
Hartford Quality Bond Fund	Class A: 0.85% Class T: 0.85% Class C: 1.60% Class I: 0.60% Class Y: 0.54% Class F: 0.44% Class R3: 1.19% Class R4: 0.94% Class R5: 0.64%
The Hartford Quality Value Fund	Class A: 1.05% Class T: 1.05% Class C: 1.80% Class I: 0.79% Class Y: 0.70% Class F: 0.65% Class R3: 1.35% Class R4: 1.05% Class R5: 0.75% Class R6: 0.65%
Hartford Real Total Return Fund	Class A: 1.40% Class T: 1.40% Class C: 2.15% Class I: 1.15% Class Y: 1.05% Class F: 1.00% Class R3: 1.70% Class R4: 1.40% Class R5: 1.10%

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Hartford Schroders International Multi-Cap Value Fund	Class A: 1.15% Class T: 1.15% Class C: 1.97% Class I: 0.90% Class Y: 0.87% Class F: 0.75% Class R3: 1.52% Class R4: 1.22% Class R5: 0.92% Class SDR: 0.75%
Hartford Schroders Global Strategic Bond Fund	Class A: 1.04% Class T: 1.04% Class C: 1.86% Class I: 0.79% Class Y: 0.76% Class F: 0.64% Class R3: 1.41% Class R4: 1.11% Class R5: 0.81% Class SDR: 0.64%
Hartford Schroders Tax-Aware Bond Fund	Class A: 0.71% Class T: 0.71% Class C: 1.59% Class I: 0.46% Class Y: 0.54% Class F: 0.46% Class SDR: 0.46%
Hartford Schroders Emerging Markets Debt and Currency Fund	Class A: 1.40% Class T: 1.40% Class C: 2.15% Class I: 1.15% Class Y: 1.05% Class F: 1.00% Class SDR: 1.00%
Hartford Schroders Emerging Markets Equity Fund	Class A: 1.50% Class T: 1.50% Class C: 2.25% Class I: 1.25% Class Y: 1.15% Class F: 1.10% Class R3: 1.80% Class R4: 1.50%

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Class R5: 1.20% Class SDR: 1.10%
Hartford Schroders Emerging Markets Multi-Sector Bond Fund	Class A: 1.15% Class T: 1.15% Class C: 1.90% Class I: 0.90% Class Y: 0.80% Class F: 0.75% Class R3: 1.45% Class R4: 1.15% Class R5: 0.85% Class SDR: 0.75%
Hartford Schroders US Small/Mid Cap Opportunities Fund	Class A: 1.30% Class T: 1.30% Class C: 2.05% Class I: 1.05% Class Y: 0.95% Class F: 0.90% Class R3: 1.60% Class R4: 1.30% Class R5: 1.00% Class SDR: 0.90%
Hartford Schroders International Stock Fund	Class A: 1.20% Class T: 1.20% Class C: 1.95% Class I: 0.95% Class Y: 0.85% Class F: 0.80% Class R3: 1.50% Class R4: 1.20% Class R5: 0.90% Class SDR: 0.80%
Hartford Schroders US Small Cap Opportunities Fund	Class A: 1.35% Class T: 1.35% Class C: 2.10% Class I: 1.10% Class Y: 1.00% Class F: 0.95% Class R3: 1.65% Class R4: 1.35% Class R5: 1.05% Class SDR: 0.95%

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford Short Duration Fund	Class A: 0.85% Class T: 0.85% Class C: 1.60% Class I: 0.60% Class Y: 0.55% Class F: 0.55% Class R3: 1.15% Class R4: 0.85% Class R5: 0.55%
Hartford Small Cap Core Fund	Class A: 1.30% Class T: 1.30% Class C: 2.05% Class I: 1.05% Class Y: 0.85% Class F: 0.85% Class R3: 1.50% Class R4: 1.20% Class R5: 0.90% Class R6: 0.85%
The Hartford Small Company Fund	Class A: 1.40% Class T: 1.40% Class C: 2.15% Class I: 1.15% Class Y: 0.90% Class F: 0.90% Class R3: 1.55% Class R4: 1.25% Class R5: 0.95% Class R6: 0.90%
The Hartford Strategic Income Fund	Class A: 0.95% Class T: 0.95% Class C: 1.70% Class I: 0.70% Class Y: 0.60% Class F: 0.60% Class R3: 1.25% Class R4: 0.95% Class R5: 0.65% Class R6: 0.60%

SCHEDULE B

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford Floating Rate Fund	Class A: 1.00% Class C: 1.75% Class I: 0.75% Class Y: 0.75% Class R3: 1.25% Class R4: 1.00% Class R5: 0.85%
The Hartford Inflation Plus Fund	Class A: 1.00% Class C: 1.75% Class I: 0.75% Class Y: 0.75% Class R3: 1.25% Class R4: 1.00% Class R5: 0.85%
The Hartford Municipal Real Return Fund	Class A: 1.00% Class C: 1.75% Class I: 0.75% Class Y: 0.75%
The Hartford Short Duration Fund	Class A: 1.00% Class C: 1.75% Class I: 0.75% Class Y: 0.75%
The Hartford Total Return Bond Fund	Class A: 1.00% Class C: 1.75% Class I: 0.75% Class Y: 0.75% Class R3: 1.25% Class R4: 1.00% Class R5: 0.85%